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                                                                   Exhibit 10.16


                                   AMENDMENT
                                       TO
                              THE MONEY STORE INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, The Money Store Inc. (the "Company") adopted The Money Store Inc. Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 1994; and
     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.  Section 7 of the Plan is hereby redesignated as Section 7(a) and a new
Section 7(b) is hereby added to the Plan, to read in its entirety as follows:

          "(b)  Change in Control.  If, upon or following a 'Change in Control'
                -----------------
       (as hereinafter defined), a Participant's employment with the Company and its Affiliates is terminated prior to his Normal Retirement Date either by the Company or an Affiliate without 'cause' or by the Participant for 'Good Reason' (as hereinafter defined), then the Participant shall receive a lump sum payment, on the last day of the month in which such termination occurs, in an amount equal to the Actuarial Equivalent of the Participant's Accrued Benefit or 'Projected Benefit' (as defined in Appendix I in the case of a Participant who is a Covered Employee under Appendix I hereto), determined in each case as if the Participant had continued in employment with the Company and its Affiliates until his Normal Retirement Date; provided, however, that for purposes of determining the Actuarial Equivalent of the Participant's Accrued Benefit or Projected Benefit, as the case may be, the Participant shall be treated as if his age were five (5) years older than his actual age as of the date of such termination; and, provided further, that in no event shall the amount of the payment under this Section 7(b) exceed the amount of the Participant's Projected Benefit (in the case of a Participant who is a Covered Employee under Appendix I hereto) or the Actuarial Equivalent of the Participant's Accrued Benefit (in the case of a Participant who is not a Covered Employee under Appendix I hereto) payable at Normal Retirement Age. For purposes of this Plan, a 'Change in Control' shall be deemed to have occurred if (x) any 'person' or group of 'persons' (as the term 'person' is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'))
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       ('Person') acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the then outstanding securities of the Company; provided, however, that for purposes of this subsection (x) the term 'Person' shall be deemed to not include Alan Turtletaub and Marc Turtletaub or (A) their respective 'affiliates' and 'associates' (as each of such terms are defined in Rule 12b-2 under the Exchange Act), or (B) their respective heirs or estates, or (C) any trust created for the exclusive benefit of the grandchildren of Alan Turtletaub of which either or both of Alan Turtletaub or Marc Turtletaub shall be a trustee, and as such, shall have sole power to vote the stock held in such trust; or (y) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of subsection (x), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a Person to another Person; and for purposes of subsection (y), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (i) to a shareholder in exchange for his stock, (ii) to an entity in which the Company has (directly or indirectly) 50% ownership, or (iii) to a Person that has (directly or indirectly) at least 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% ownership. For purposes of this Plan, the term 'Good Reason' shall mean the occurrence of any of the following events:

                    (i)   a reduction in the Participant's base salary;

                    (ii) a change in the Participant's position, duties or responsibilities with respect to his employment by the Company or an Affiliate without the Participant's prior written consent;

                    (iii) a reduction in the Participant's annual bonus amount;

                    (iv) an actual change in the Participant's place of employment which is not within a 35-mile radius of his place of employment immediately before such change, without the Participant's prior written consent; or

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                    (v)  any breach of the terms of an employment agreement, if any, between the Company and the Participant, unless such breach is immaterial;

       provided, however, that a Participant's termination of employment shall be for Good Reason only if:

                    (1) the Participant notifies the Company or its Affiliate in writing during the 60-day period following the date of the first occurrence of an event which constitutes Good Reason of his intention to terminate his employment for Good Reason;

                    (2) the Company or the Affiliate fails to correct or cure the event which constitutes Good Reason within 30 days of receipt of the Participant's written notice (the 'Correction Period'); and

                    (3) the Participant terminates his employment for Good Reason during the 60-day period following the expiration of the Correction Period.

       Each event described in clauses (i) - (v), above, whether under the same or different clauses, shall constitute a separate Good Reason for purposes hereof."

   2. Section 8 of the Plan is hereby amended to read in its entirety as follows:

                 "8.  Form of Payment. If a benefit becomes payable pursuant to
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       Sections 5, 6 or 7 hereof, the Company shall pay to the Participant (or his Beneficiary) an amount equal to the Actuarial Equivalent of the Participant's Accrued Benefit (or Projected Benefit with respect to any Participant who is a Covered Employee under Appendix I hereto) determined under Sections 5, 6 or 7, as the case may be. Such benefit payment shall be made in the form of a single lump sum payment."

   3. A new Appendix I is hereby added to the Plan, to read in its entirety as follows:

                                  "Appendix I
              Special Provisions Relating to Certain Participants

          A. The provisions of this Appendix I shall apply to those Participants whose names are set forth on Exhibit A and Exhibit B attached hereto (such persons being referred to hereinafter as 'Covered Employees').

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          B.  Notwithstanding any other provision of the Plan to the contrary, the benefit under the Plan of a Covered Employee whose name is set forth on Exhibit A attached hereto shall be the single sum amount set forth on Exhibit A attached hereto, multiplied by a fraction not to exceed one
       (1), the numerator of which is the Participant's active Years of Service and the denominator of which is twenty-five (25). Such single sum benefit is hereinafter referred to as the 'Projected Benefit' with respect to such Covered Employee. If such Covered Employee continues his employment with the Company and its Affiliates until his Normal Retirement Date, his Projected Benefit shall be payable as of his Normal Retirement Date, whether or not he continues in employment thereafter.

          C. Notwithstanding any other provision of the Plan to the contrary, the benefit under the Plan of a Covered Employee whose name is set forth on Exhibit B attached hereto shall be the single sum amount set forth opposite his name on Exhibit B attached hereto, multiplied by a fraction not to exceed one (1), the numerator of which is the Participant's active Years of Service and the denominator of which is twenty-five (25). Such single sum benefit is hereinafter referred to as the 'Projected Benefit' with respect to each respective Covered Employee whose name is set forth on Exhibit B attached hereto. If a Covered Employee whose name is set forth on Exhibit B attached hereto terminates his employment with the Company and its Affiliates on the first day of the month following the date on which the Participant attains his fifty-fifth (55th) birthday (hereinafter referred to as his 'Age 55 Retirement Date'), his Projected Benefit shall be payable as of his Age 55 Retirement Date. If such Covered Employee terminates his employment with the Company or any of its Affiliates after his Age 55 Retirement Date but before his 62nd birthday, he shall be entitled to receive an increased benefit which is the Actuarial Equivalent of his Projected Benefit payable at his Age 55 Retirement Date. If such Covered Employee continues his employment with the Company or any of its Affiliates to the date of his 62nd birthday, an increased benefit which is the Actuarial Equivalent of his Projected Benefit payable at his Age 55 Retirement Date shall be payable as of the date of his 62nd birthday whether or not he continues in employment thereafter. For all other purposes of the Plan, the Age 55 Retirement Date of each Covered Employee whose name is set forth on Exhibit B attached hereto shall be deemed to be his Normal Retirement Date.

          D. The benefit provided for in Section B or C of this Appendix I is in lieu of any benefit that would otherwise be payable to a Covered Employee pursuant to Section 5 of the Plan. The Projected Benefit of each Covered Employee shall be deemed to be his Accrued Benefit for purposes of Sections 6 and 7 of the Plan.

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          E.  Defined terms used in this Appendix I shall have the same meaning as the identical defined terms used in the Plan."

        4.  This Amendment shall be effective as of  February 27, 1998.

        5. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect, without change or modification.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized officer as of the 27th day of February, 1998.


                                              THE MONEY STORE INC.


                                              By:___________________________

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                                   Exhibit A
                                   ---------

          Name                                    Projected Benefit
          ----                                    -----------------

       Morton Dear                                    $2,000,000

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                                   Exhibit B
                                   ---------

               Name                               Projected Benefit
               ----                               -----------------

       William Templeton                              $2,000,000
       Harry Puglisi                                  $1,000,000


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